Exhibit 99.1

CDI Corp. Reports First Quarter 2015 Results

PHILADELPHIA, May 5, 2015 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the first quarter ended March 31, 2015.

"We are implementing with a sense of urgency multiple business improvement initiatives to deliver profitable growth and transform CDI," said Scott J. Freidheim, Chief Executive Officer and President. "We are adding new leadership in key corporate and operational roles, restoring revenue production capacity, enhancing service delivery, and pursuing corporate development opportunities. We look forward to communicating results of these and other actions in the coming quarters."

First Quarter Overview

  Revenue of $257.5 million, a decrease of 6.8% versus first quarter 2014
  Adjusted EBITDA of $4.9 million versus $8.9 million in first quarter 20141
  Adjusted earnings per diluted share of $0.04 versus $0.16 for first quarter 20141
  Signed business development alliance with Ascent Engineering to add front-end design capabilities to solution offerings for large Oil, Gas & Chemicals projects
  Increased North American staffing total productive headcount by 13% and U.S. local and regional sales capacity by 65% versus year-end 2014
  Recorded first quarterly MRI net franchise additions in more than seven years

In the first quarter 2015, the Company's net income attributable to CDI was $0.5 million versus net income attributable to CDI of $2.0 million in the prior-year first quarter. In the first quarter 2015, the Company's net earnings per diluted share were $0.02 versus $0.10 per diluted share in the prior-year first quarter.

Business Segment Results

Global Engineering and Technology Solutions segment (GETS) reported $82.5 million in first quarter revenue, an increase of 0.3% versus the prior-year first quarter. Growth in the Oil, Gas & Chemicals (OGC) vertical continued at a double-digit rate, offsetting declines in the other verticals. GETS operating profit was $0.3 million compared to $1.6 million in the prior-year quarter. First quarter 2015 operating profit includes a $0.3 million charge for loss on disposal of our Mexico JV, while first quarter 2014 operating profit includes a $0.3 million restructuring charge. During the period, the Company formed a business development and solutions alliance with Ascent Engineering that will provide CDI with access to front-end engineering design capabilities, and therefore a more complete service offering for larger oil, gas and chemicals projects.

Professional Staffing Services segment (PSS) reported $161.4 million in revenue for the first quarter 2015, a decrease of 10.4% compared to the prior-year first quarter with declines across our North American industry verticals, partially offset by strong growth in AndersElite, the UK staffing business. PSS operating profit was $4.2 million versus $6.1 million in the prior-year first quarter; both quarters' results include nominal restructuring charges. To increase its revenue generating capacity, the Company grew North American total productive headcount (defined as recruiting, delivery and sales personnel) by 13% since the end of 2014, reversing a multi-year trend; within our local and regional account business, CDI increased its sales headcount by 65%. In addition, CDI launched an ERP Solutions practice offering staffing and program management services as part of CDI's strategy to enhance its margin profile through increased specialization in high-skills based segments.

Management Recruiters International, Inc. (MRI) reported first quarter 2015 revenue of $13.5 million, a decrease of 2.7% compared to the prior-year first quarter, as an increase in royalty and franchise fee revenue was offset by a decrease in contract staffing revenue. MRI's first quarter 2015 operating profit was $1.5 million compared to $1.3 million in the prior-year first quarter. During the quarter, MRI signed eight new franchises, marking its first quarter of net franchise additions in more than seven years.

Balance Sheet and Liquidity

CDI ended the quarter with $28.1 million in cash and cash equivalents versus $36.3 million at the end of fourth quarter 2014, and $6.2 million at the end of first quarter 2014. Total liquidity, including availability under CDI's bank and credit facilities, totaled $96.9 million at March 31, 2015 versus $106.8 million at the end of fourth quarter 2014, and $67.8 million at the end of first quarter 2014. Net cash used in operations during first quarter 2015 was $4.6 million versus $40.8 million used in the prior-year quarter.

Business Outlook

The Company anticipates revenue for the second quarter 2015 in the range of $245 million to $255 million. This guidance reflects expected weakness in our North American staffing business, particularly within the PSS OGC vertical, while the Company implements its programs to restore and grow its revenue generation capability. We expect this weakness will be partially offset by sequential growth in GETS OGC, GETS government services business and the UK-based AndersElite staffing business.

Conference Call

At 8:30 a.m. Eastern Time on May 6, 2015, Scott J. Freidheim, CEO and President, and Michael S. Castleman, CFO and Executive Vice President, will host a conference call to discuss the 2015 first quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) provides client-focused engineering, information technology and staffing solutions. Our customers operate in a variety of industries, ranging from Oil, Gas & Chemicals to Aerospace & Industrial Equipment, and High Technology, and include corporate, federal, state and municipal entities. We serve customers through offices and delivery centers in the United States, Canada and the United Kingdom. We also provide staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about our strategies for growth and future financial results (such as revenue), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' capital projects or the inability of our clients to pay our fees; the termination or non-renewal of a major client contract or project; delays or reductions in government spending; credit risks associated with our clients; competitive market pressures; the availability and cost of qualified personnel; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations including the impact of healthcare reform laws and regulations; the possibility of incurring liability for our business activities, including the activities of our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-Ks and Form 10-Qs. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude interest, income taxes, depreciation, amortization, restructuring charges, share-based compensation, leadership transition costs, and loss on disposition; Adjusted operating expenses, which is the sum of "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, and loss on disposition; and Adjusted EPS which is adjusted to exclude, restructuring charges, leadership transition costs, loss on disposition and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA, Adjusted operating expenses and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted operating expenses does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA and Adjusted operating expenses as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

1 Adjusted EBITDA excludes from net (loss) income attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, and loss on disposition. Adjusted EPS excludes from diluted earnings per common share restructuring and other related costs, leadership transition costs, loss on disposition and the related income tax effect. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
Consolidated Statements of Operations:	2015	2014

Revenue	$257,458	$276,272
Cost of services	210,688	225,509
Gross profit	46,770	50,763
Operating and administrative expenses (1)	45,273	45,708
Restructuring and other related costs (2)	47	370
Loss on disposition (3)	310	—
Operating profit	1,140	4,685
Other income (expense), net	13	(82)
Income before income taxes	1,153	4,603
Income tax expense (1)	766	2,562
Net income	387	2,041
Less: Income attributable to the noncontrolling interest	(83)	4
Net income attributable to CDI (1)	$470	$2,037

Earnings per common share:
Basic	$0.02	$0.10
Diluted	$0.02	$0.10
Weighted-average shares outstanding - Basic	19,634	19,507
Weighted-average shares outstanding - Diluted	19,862	19,803

Selected Balance Sheet Data:	March 31, 2015	December 31, 2014

Cash and cash equivalents	$28,127	$36,324
Accounts receivable, net	227,669	219,578
Total current assets	275,355	269,095
Total assets	375,719	372,220
Total current liabilities	94,119	82,843
Total CDI shareholders' equity	267,340	273,650

	Three Months Ended
	March 31,
Selected Cash Flow Data:	2015	2014

Net cash (used in) operating activities	$(4,646)	$(40,753)
Depreciation and amortization	2,562	2,690
Capital expenditures	1,808	2,296
Dividends paid to shareholders	2,554	2,536

	Three Months Ended
	March 31,
Selected Earnings and Other Financial Data:	2015	2014

Gross profit margin	18.2%	18.4%
Operating and administrative expenses as a percentage of revenue	17.6%	16.5%
Operating margin	0.4%	1.7%
Effective income tax rate	66.4%	55.7%

	Three Months Ended
	March 31,
Non-GAAP Financial Measures:	2015	2014

Adjusted EBITDA (4)	$4,850	$8,944
Adjusted EBITDA margin (4)	1.9%	3.2%
Adjusted operating expenses (4)	$42,061	$41,778
Adjusted EPS (4)	$0.04	$0.16

	Three Months Ended
	March 31,
Selected Segment Data:	2015	2014

Global Engineering and Technology Solutions (GETS)
Revenue:
Oil, Gas and Chemicals (OGC)	$38,792	$32,543
Aerospace and Industrial Equipment (AIE)	15,697	19,846
Hi-Tech	7,690	7,910
Other	20,342	21,955
Total revenue	$82,521	$82,254
Gross profit	$20,942	$22,400
Gross profit margin	25.4%	27.2%
Operating profit (2), (3)	$348	$1,556
Operating profit margin	0.4%	1.9%

Professional Staffing Services (PSS)
Revenue:
Oil, Gas and Chemicals (OGC)	$39,623	$45,063
Aerospace and Industrial Equipment (AIE)	19,351	19,917
Hi-Tech	51,326	60,134
Other	51,126	55,025
Total revenue	$161,426	$180,139
Gross profit	$19,259	$21,946
Gross profit margin	11.9%	12.2%
Operating profit (2)	$4,156	$6,145
Operating profit margin	2.6%	3.4%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$10,318	$11,072
Royalties and Franchise Fees	3,193	2,807
Total revenue	$13,511	$13,879
Gross profit	$6,569	$6,417
Gross profit margin	48.6%	46.2%
Operating profit	$1,456	$1,260
Operating profit margin	10.8%	9.1%

(1)

In the first quarter of 2014, the Company recorded an aggregate $0.9 million after tax charge related to the separation of the former CEO that is comprised of a $0.7 million pre-tax charge ($0.4 million after tax) to operations associated with the separation arrangement and an additional $0.5 million charge to income tax expense for the write-off of deferred tax assets related to the forfeiture of equity awards.

(2)

In the first quarter of 2015 and 2014, the Company recorded an aggregate charge of $47 thousand and $370 thousand respectively to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013 and 2014 (three months ended March 31, 2015 comprised of PSS $47 thousand and three months ended March 31, 2014 comprised of GETS $333 thousand and PSS $37 thousand).

(3)

In the first quarter of 2015, the Company's GETS segment recorded a charge of $0.3 million related to the disposition of the Company's controlling interest in a Mexico-based engineering design company.

(4)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA excludes from net income attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, and loss on disposition. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, and loss on disposition. Adjusted EPS excludes from diluted earnings per common share, restructuring and other related costs, leadership transition costs, and loss on disposition, and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended
	March 31,
	2015	2014

Net income attributable to CDI to Adjusted EBITDA:
Net income attributable to CDI	$470	$2,037
Interest expense, net	45	45
Income tax expense	766	2,562
Depreciation and amortization	2,562	2,690
Restructuring and other related costs (a)	47	370
Share-based compensation (b)	537	575
Leadership transition (c)	113	665
Loss on disposition (d)	310	—
Adjusted EBITDA	$4,850	$8,944
Adjusted EBITDA margin	1.9%	3.2%

Operating expenses to Adjusted operating expenses:
Operating expenses (e)	$45,630	$46,078
Depreciation and amortization	2,562	2,690
Restructuring and other related costs (a)	47	370
Share-based compensation (b)	537	575
Leadership transition (c)	113	665
Loss on disposition (d)	310	—
Adjusted operating expenses	$42,061	$41,778

EPS to Adjusted EPS:
Earnings per common share - diluted	$0.02	$0.10
Restructuring and other related costs (a)	—	0.02
Leadership transition (c)	0.01	0.03
Loss on disposition (d)	0.02	—
Income tax effect (f)	(0.01)	0.01
Adjusted EPS	$0.04	$0.16

(a)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013 and 2014.

(b)	Represents share-based compensation expense included in "Operating and administrative expense" in the consolidated statements of operations.

(c)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expense" in the consolidated statements of operations.

(d)

Represents "Loss on disposition" in the consolidated statements of operation related to the disposition of the Company's controlling interest in a Mexico-based engineering design company in the Company's GETS segment.

(e)	Operating expenses includes "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations.

(f)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

CONTACT: Vincent Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com